                        NON-NEGOTIABLE, NON-TRANSFERABLE

                   SUBORDINATED, CONVERTIBLE PROMISSORY NOTE


$2,500,000                                                   November 25, 1998


         FOR VALUE RECEIVED, DUALSTAR TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company") promises to pay to TECHNOLOGY INVESTORS GROUP, LLC, a Delaware Limited Liability Company ("Holder" or "TIG"), at 25 Coligni Avenue, New Rochelle, N.Y. 10801 or at such other place as the Holder may in writing designate, the principal sum of Two and One-Half Million Dollars ($2,500,000) with interest (computed on the basis of a 360 day year and the actual number of days elapsed) at the rate of 7.5% per annum on the balance of the principal from time to time remaining unpaid, all on the terms and conditions set forth herein (the "Note" or "Convertible Note"). This Note will be subordinated to the payment of principal and interest on the debt (the "Senior Debt") of the Company to any bank, commercial lender or other financial institution (an "Institutional Lender") incurred subsequent to the date hereof (the "Original Issue Date"), provided however, that the Company will not incur any Senior Debt that (i) prevents the exercise or modifies the terms of Holder's conversion rights hereunder or (ii) by its terms prevents the Company from paying principal and interest in cash hereunder, except to the extent that the Company has committed a default on such Senior Debt that permits the Institutional Lender to accelerate the payment of such debt.

1. Maturity, Interest and Amortization. Unless accelerated pursuant to the terms of this Note or converted to shares of common stock of the Company (the "Common Stock") as provided for in Sections 5 and 6 below, the unpaid principal balance of this Note together with all unpaid interest accrued thereon shall be due and payable on May 25, 2001 (the "Term"). Interest on the Note shall be payable semi-annually in arrears in cash or (prior to the final stated maturity or any accelerated maturity of the Note) in kind, at the option of the Company, on each May 25th and November 25th with the first payment to be made on May 25, 1999. In the event that the Company elects not to make any semi-annual interest payment in cash at the time it is due, the principal amount of this Convertible Note will be increased by the amount of such payment, and interest will accrue from the due date onwards on the increased principal amount of the Note (the principal amount of the Convertible Note in effect from time to time plus all accrued and unpaid interest thereon is hereinafter referred to as the "Convertible Note Amount"). If the Company shall elect to pay any semi-annual interest payment to become due hereon in kind rather than in cash, it shall give written notice thereof to Holder not more than 10 nor less than five New York City business days in advance of the due date of such interest payment, which notice shall set forth the revised principal amount of the Convertible Note. Other than the payment of interest in kind, principal and interest are payable in lawful money of the United States. All payments received by Holder under this Note shall be credited first to any charges or other expenses for which

Holder is entitled to payment hereunder, next to accrued but unpaid interest, and third to unpaid principal. The Company shall not have the right to prepay any portion of the outstanding principal of this Convertible Note.

2. Event of Default/Remedies.

         (a) Any of the following events shall constitute an Event of Default:

           (i) (A) any failure to pay when due (whether at stated maturity, by reason of acceleration of the maturity hereof or otherwise) any principal hereof or (subject to the Company's right to pay interest hereon in kind prior to the original stated maturity date, or any accelerated maturity date, of this
Note) any interest hereon, or (B) any breach by the Company of any of its other obligations or covenants under this Note, provided that Borrower shall have 48 hours from the date of receipt of notice to cure a failure to pay money due hereunder and ten (10) days from the date of receipt of any notice of its failure to perform any of its other obligations or covenants under this Note not involving the payment of money to Holder within which to cure said failure (in which event it shall not be an Event of Default, provided further that if such breach is not capable of a cure, an Event of Default will be deemed to have occurred immediately without the necessity of notice to the Company; or

           (ii) the Company (A) becomes insolvent or admits in writing its inability to pay its debts as they mature, (B) makes any assignment for the benefit of creditors, or (C) applies for or consents to the appointment of a receiver or trustee for the Company or for a substantial part of the Company's property or business, or a receiver or trustee otherwise is appointed and is not discharged within sixty (60) days after such appointment (for purposes of this subsection, the Company shall be deemed "insolvent" if, as of the Company's most recent balance sheet, the sum of its debts exceed the sum of its assets, at a fair valuation, or it is unable to pay its debts as they come due); or

           (iii) any bankruptcy, insolvency, reorganization or liquidation proceeding or other proceeding for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against the Company, and if against the Company, such proceeding is not vacated within sixty (60) days; or

           (iv) any money judgment, lien, writ or warrant of attachment, or similar process is entered or filed against the Company or any of the assets of the Company and remains unvacated, unbonded, unstayed, undismissed or undischarged for a period of thirty (30) days or in any event later than five
(5) days before the date of any proposed sale thereunder, provided that a lien (singly or, if more than one, cumulatively) of less than $250,000 arising in the normal course of the Company's business, even if it remains unbonded, unstayed or undismissed for thirty (30) days, shall not be deemed an Event of Default if the Company has been advised by counsel and thus believes in good faith that it has a valid defense to the claim giving rise to such lien and promptly so advises Holder in writing and timely contests such claim; or

           (v) the Company (A) defaults on or breaches in any material respect any contract with or obligation when due to a third party which default or breach could reasonably be expected, singly or in the aggregate, to have a material adverse affect on the Company's business or finances or (B) defaults in the performance of any material obligation to a third party or Holder incurred for money borrowed, including without limitation, the Company's obligations to Holder under that certain Secured Promissory Note, as amended by that certain amendment of even date hereof (the "Term Note"), in the principal amount of $1,000,000; or

           (vi) the Common Stock is delisted from the NASDAQ National Market System ("NASDAQ"), unless such delisting occurs in connection with the Common Stock being traded on either the American Stock Exchange or the New York Stock Exchange; or

           (vii) any representation made in the Note Purchase Agreement, of even date, by and between Holder and the Company, proves materially false, or if of a continuing nature, becomes materially false (unless made as of a specified date).

           b. Remedies. Upon the occurrence and during the continuance of an Event of Default described in subsections 2(a)(ii) or 2(a)(iii) above, all indebtedness under this Note and the Term Note shall automatically be immediately due and payable. In addition, Holder, at its option, and without notice to the Company (other than such notice as is required by law), may take one or more of the actions described below. Upon the occurrence and during the continuance of any other Event of Default, Holder at its option and, unless otherwise specified below, upon no less than one business day's written notice to the Company (or such other notice as is required by law), may do any one or more of the following:

           (i) declare all indebtedness under this Convertible Note and the Term Note immediately due and payable and credit any sums received thereafter to such indebtedness in whatever priority it shall elect; provided, however, that such application of sums so received shall not serve to waive or cure any default existing under this Note nor to invalidate any notice of default or any act done pursuant to such notice and shall not prejudice any rights of Holder; and

           (ii) exercise any or all rights provided or permitted by law or granted pursuant to this Convertible Note, the Term Note or that certain Security Agreement, dated July 24, 1998, by and between the Company and TIG (the "Security Agreement"), in such order and in such manner as Holder may, in its sole judgment, determine, including without limitation its right to convert this Note to Common Stock pursuant to Section 5 hereof; provided that, upon conversion in accordance with the terms hereof, Holder shall not have or exercise any other rights or remedies hereunder, other than with respect to claims relating to the calculation or payment of interest or costs and expenses of collection pursuant to Section 11 hereof, that have arisen up to the time of or in connection with conversion.

3. Default Rate. Any amounts not paid when due shall thereafter bear interest at a rate per annum equal to the 7.5% interest rate set forth above, plus five percent (5%). If such default rate would but for this sentence, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Holder in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to the Company.

4. Waiver. Upon an Event of Default, the Company hereby waives any right of offset it may now or hereafter have against Holder, and the Company hereby also waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of the Company hereunder, Holder may in its sole discretion extend any maturity date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security hereafter securing this Note. The Company further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement hereafter securing this Note.

5. Conversion Rights of Holder. The Holder shall have the following right to convert the Convertible Note into shares of Common Stock:

         (a) Optional Conversions. Subject to and in compliance with the provisions of this Section 5, during or at the conclusion of the Term, the Convertible Note may, at the option of the Holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which the Holder shall be entitled to at any time upon conversion of the Note (the "Issuable Shares") shall be based on the Applicable Conversion Rate (as defined in Section 5(b)) then in effect and shall be subject to the Conversion Cap (defined in Section 5(d) below). The Holder's right to convert the Note shall apply with respect to the entire Convertible Note Amount (but not less than the entire Convertible Note Amount).

         (b) Applicable Conversion Rate. The conversion rate in effect at any time for the conversion of this Note into Common Stock (the "Applicable Conversion Rate") shall be the quotient obtained by dividing the Convertible Note Amount by the Conversion Price (as defined in Section 5(c) below) pursuant to the procedure described in Section 5(d) below.

         (c) Conversion Price. The initial Conversion Price for the Convertible Note shall be $1.40 (the "Initial Conversion Price"), and thereafter shall be subject to adjustment pursuant to Sections 5(g), 5(h) and 5(l) hereof. The Conversion Price shall be equal to the Initial Conversion Price until the first Reset Date (as defined in subsection 5(d)), and shall then be reset from time to time as described in Section 5(d) hereof, and subject to adjustment from time to time in accordance with this Section 5. All references to the Initial Conversion Price or the Conversion Price herein shall mean the Initial Conversion Price or the Conversion Price as most recently reset or adjusted.

         (d) Reset Conversion Price. The Applicable Conversion Rate shall be subject to adjustment on the 180th day following the Original Issue Date and every 90 days thereafter (each such day being a "Reset Date"), as set forth in this subsection 5(d). The Conversion Price to be used in determining the Applicable Conversion Rate, commencing with the first Reset Date and for each subsequent Reset Date, shall be determined as follows: (i) if the average closing price of the Common Stock quoted on NASDAQ (or such other exchange or system on which the Common Stock is traded) on the 20 trading days immediately preceding the Reset Date (the "Reset Conversion Price") is less than the Initial Conversion Price, the Reset Conversion Price shall be used to determine the Applicable Conversion Rate or (ii) if the Reset Conversion Price equals or exceeds the Initial Conversion Price, then the Initial Conversion Price shall be used to determine the Applicable Conversion Rate. Notwithstanding anything herein to the contrary: (i) in the event that Holder exercises its conversion right after a Common Stock split or dividend described in Section 5(g) or 5(h) hereof and prior to the Reset Date next following such split or dividend, the Conversion Price for such conversion shall be the Reset Conversion Price in effect on the Reset Date that immediately preceded such conversion (or the Initial Conversion Price, if no Reset Date has yet occurred), adjusted according to the provisions of Section 5(g) or 5(h) hereof and (ii) the number of shares of Common Stock issued upon the conversion of the Convertible Note shall in no event exceed 19.9% of the Company's outstanding shares on the Original Issue Date (1,791,000 shares), except to the extent that such figure is adjusted pursuant to Section 5(g) or 5(h) hereof (the "Conversion Cap").

         (e) Conversion Deficit. If as of the Conversion Notification Date (as defined in Section 5(f) hereof), the product of the Issuable Shares times the Conversion Price, is less than the Convertible Note Amount, the difference shall be payable within five business days of such notification by the Company to Holder in the form of cash or a term loan (at the election of the Company), secured by Company assets having a fair market value, net of any encumbrances on such assets, equal to at least one hundred and fifty percent (150%) of the principal amount of such term loan, with a maturity not in excess of one year and bearing an interest rate equal to the lesser of 12.5% or the maximum rate permitted by law.

         (f) Mechanics of Conversion. If Holder desires to convert the Note into shares of Common Stock pursuant to this Section 5, it shall surrender the original Note at the office of the Company and shall give written notice to the Company at such office that Holder elects to convert the same. Such notice shall state the name in which said holder wishes the certificate or certificates for shares of Common Stock to be issued, provided that the only parties that may be named in such certificate are TIG or any successor-in-interest of TIG created through a change in the legal form of TIG, its state of formation or incorporation or similar modification not affecting the beneficial ownership of TIG. Thereupon, the Company shall within 15 days issue and deliver at such office to Holder a certificate or certificates for the number of shares of Common Stock to which it is entitled. Such conversion shall be deemed to have been made at the close of business on the date written notice of Holder's desire to convert is received by the Company (the "Conversion Notification Date"). The party named in such certificate shall be treated for all purposes as the record holder of such shares of

Common Stock from and after the Conversion Notification Date.

         (g) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Cap in effect immediately before that subdivision shall be proportionately increased and the Initial Conversion Price and the then existing Reset Conversion Price (if a Reset Date has occurred) proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Cap in effect immediately before the combination shall be proportionately decreased and the then existing Initial Conversion Price and the then existing Reset Conversion Price (if a Reset Date has occurred) proportionately increased. Any adjustment under this Section 5(g) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (h) Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes a dividend or other distribution payable in additional shares of Common Stock, in each such event: (A) the then existing Conversion Cap shall be increased as of the time of such issuance by multiplying the Conversion Cap then in effect by a fraction (the "Dividend Fraction") (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance and (B) the then existing Initial Conversion Price and the then existing Reset Conversion Price (if a Reset Date has occurred) shall be decreased as of the time of such issuance by multiplying the Initial Conversion Price by the reciprocal of the Dividend Fraction.

         (i) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the Holder of the Convertible Note shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which it would have received had the Convertible Note been converted into Common Stock on the date of such event and had Holder thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the Holder of the Convertible Note or with respect to such other securities by their terms.

         (j) Adjustment for Reclassification, Exchange and Substitution. Subject to the Conversion Cap, if at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section
5), in any such event the Holder of the Convertible Note shall have the right thereafter to convert such Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the Common Stock into which the Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

         (k) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the Holder of the Convertible Note shall thereafter be entitled to receive upon conversion of such Note the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holder of the Convertible Note after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of Issuable Shares) shall be applicable after that event and be as nearly equivalent as practicable.

         (l)      Sale of Shares Below Fair Market Value.

                  (1) If at any time or from time to time after the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (l) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in
         Section 5(h) above or a subdivision or combination of shares of Common Stock as provided in Section 5(g) above, for an Effective Price (as defined in subsection 5(l)(4) below) less than the "fair market value" (defined as the greater of book or market value in accordance with the rules and regulations of the NASDAQ National Market System) of such Additional Shares of Common Stock, then and in each such case the then existing Initial Conversion Price and Reset Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, and for all subsequent calculations under this Note to a price determined by multiplying the Initial Conversion Price and the Reset Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined in the following sentence) immediately prior to such issue or sale, plus
         (B) the number of shares of Common Stock which the "aggregate consideration received" (computed in accordance with subsection 5(l)(2)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and
         (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined in the following sentence) immediately prior to such issue or sale plus the total Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, all outstanding shares of Common Stock and all shares of Common Stock issuable upon conversion of the Convertible Note that are outstanding as of the close of business on the day next preceding the date of issue or sale of Additional Shares of Common Stock shall be deemed outstanding.

         (2) For the purpose of making any adjustment required under this
         Section 5(l), the "aggregate consideration received" by the Company for any issue or sale of Additional Shares of Common Stock shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as herein defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

         (3) For the purpose of the adjustment required under this Section 5(l), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the fair market value of such Additional Shares of Common Stock, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if, in the case of Convertible Securities, the minimum amounts of such consideration cannot be ascertained but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or nonoccurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common
         Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to shares that have previously been converted.

         (4) "Additional Shares of Common Stock" for purposes hereof shall mean all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, other than (A) shares of Common Stack issued upon conversion of the Convertible Note and (B) up to three million five hundred thousand (3,500,000) shares of Common Stock, and/or options, warrants or other Common Stock purchase rights, including stock appreciation rights, issued after the Original Issue Date under the Company's 1994 Stock Option Plan, including the proposed amendment thereof (the "1994 Stock Option Plan Shares"), to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, net of repurchases and option expirations (provided that shares issued pursuant to the exercise of options or warrants issued after the Original Issue Date shall not be included in such number if such shares were included at the time the option or warrant was issued). Notwithstanding anything above to the contrary, any 1994 Stock Option Plan Shares (i) sold to eligible participants in such Plan after the Original Issue Date at less than their fair market value or (ii) purchased after the Original Issue Date upon the exercise of option awards that provide for an exercise price less than the fair market value of the Common Stock on the date of award, shall be deemed Additional Shares of Common Stock for purposes of this Section 5(l). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(l), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5(l), for such Additional Shares of Common Stock.

         (m) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price, the Conversion Cap or the Applicable Conversion Rate, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in reasonable detail the facts upon which such adjustment or readjustment is based and the computation thereof.

         (n) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder of the Convertible Note at least five (5) business days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

6. Conversion Rights of the Company

         (a) Mandatory Conversion. The Company may upon notice of such action to Holder require Holder to convert the Note into shares of Common Stock ("Mandatory Conversion") at the then Applicable Conversion Rate if, at anytime after the 181st day following the Original Issue Date, the closing price of the Common Stock on NASDAQ or such other exchange or system on which the Common Stock is traded, for twenty (20) consecutive trading days, is $3.00 or more per share, with such price to be adjusted in the event of Common Stock splits, combinations dividends or distributions in the same manner as provided in Sections 5(g) and 5(h) for the Conversion Cap.

         (b) Partial Conversion/Redemption. At the end of the Term, the Company shall pay the Convertible Note, at the Convertible Note Amount, in cash; provided, however, that at the option of the Company, in lieu of paying to Holder the entire Convertible Note Amount, the Company shall have the right, upon written notice of such action to Holder within two business days prior to the end of the Term, to force the conversion of 25% of the outstanding balance of the Convertible Note Amount into Common Stock at a price equal to the lower of $1.40 or the Conversion Price, subject to the Conversion Cap and the procedure described in this Section 6(b) (the "Mandatory Partial Conversion Right"). The number of shares of Common Stock to be issued in such conversion will be determined by the following method: one-quarter of the Convertible Note Amount (at maturity), will be divided by the lower of $1.40 or the Conversion Price in effect on such date, and multiplied by 1.2. By way of example, assuming that at the end of the Term one-quarter of the Convertible Note Amount was equal to $750,000, and the Conversion Price was $1.00 per share, the Company, upon exercising its Mandatory Partial Conversion Right, would issue 900,000 shares (1.2 x 750,000).

7.       Other Conversion Provisions.

         (a) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Note. If the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (determined as provided in subsection 5(l)(1)) on the date of conversion.

         (b) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Convertible Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Convertible Note. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Convertible Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (c) Notices. Any notice required by the provisions of this Convertible Note shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) two (2) days after deposit with a nationally recognized overnight courier, with written verification of receipt. All notices shall be addressed to Holder at the address set forth herein or at such subsequent address as Holder shall provide to the Company in writing.

         (d) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of the Convertible Note.

          (e) No Dilution or Impairment. The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Holder against dilution or other impairment.

8. Covenants. The approval of the Holder is required before the Company may take those actions set forth in Section 5 (the "Covenants") of that certain Note Purchase Agreement, dated the date hereof, by and between the Holder and the Company . Such Covenants are incorporated herein by reference as if set forth in full below and shall remain in effect so long as this Note remains outstanding. No reference in Section 5 hereof to actions that the Company may take shall be deemed in any way to prejudice or limit Holder's rights to enforce the Covenants. The Company acknowledges that the Covenants are a material inducement to Holder's willingness to purchase the Convertible Note, and that Holder would not be willing to purchase the Note in the absence of the Covenants. Accordingly, except to the extent that the Covenants expressly limit Holder's discretion, the Company acknowledges that Holder shall be free to enforce the Covenants in its absolute discretion or to condition its consent as it sees fit.

9. Legal Fees. The Company agrees to pay all Holder's reasonable costs and expenses, including without limitation reasonable attorneys' fees actually incurred by Holder in connection with the enforcement of any obligation of the Company under this Note.

10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

11. Severability. Should any provision or portion of this Note be held unenforceable or invalid for any reason, the remaining provisions and portions of this Note shall be unaffected by such holding.


DUALSTAR TECHNOLOGIES CORPORATION


By:   /s/  Elven M. Tangel
      ----------------------------
Its:  Chairman